UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

DUNE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32497	95-4737507
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Shell Plaza 777 Walker Street, Suite 2300 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 229-6300

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment to Credit Agreement with Wells Fargo Capital Finance, Inc., as Administrative Agent, and the lender named therein

On October 8, 2010, Dune Energy, Inc. (“we” or the “Company”) entered into a Sixth Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.), amending, effective as of September 30, 2010, the credit agreement dated as of May 15, 2007 among the Company, Wells Fargo Foothill, Inc., as arranger and administrative agent, and the lenders named therein (as amended, supplemented or otherwise modified, the “Credit Agreement”).

Modifications to the Credit Agreement pursuant to the Amendment include:

•

adjusting the Borrowing Base formula to provide for an increase, from $20 million to $30 million, in the additional allowance (the “Availability Reserve”) to be deducted from the Company’s PDP calculation when determining the Borrowing Base;

•

modifying the definition of “Permitted Dispositions” to no longer include the sale, lease, license, assignment, farm-out, conveyance or other transfer of any, or any interest in, Oil and Gas Properties constituting Proved Reserves in the normal course of business without prior consent, as required under the Credit Agreement;

•	eliminating the requirement to maintain Acceptable Commodity Hedging Agreements for the Company’s Hydrocarbon production for periods subsequent to March 31, 2011; and

•	adjusting existing restrictive covenants to lower certain minimum production requirements of net hydrocarbons by the Company, measured for any calendar month.

Upon our failure to comply with covenants, our senior creditors have the right to refuse to advance additional funds under the Credit Agreement and/or declare any outstanding principal and interest immediately due and payable.

As of October 12, 2010, we had no outstanding borrowings under the revolving loan and $8.5 million of standby letters of credit outstanding. An amendment fee of $500,000 was paid for these changes.

A copy of the Amendment is attached as Exhibit 10.1 hereto, and the above summary of the material provisions of the Amendment is qualified in its entirety by reference to such exhibit. Capitalized terms used herein and not defined shall have the meanings ascribed them in the Credit Agreement. For the complete terms of the underlying Credit Agreement, reference should be made to the Credit Agreement (Exhibit 10.5 attached to our Current Report on Form 8-K previously filed with the Commission on May 21, 2007), as subsequently amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Name of Document

Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of September 30, 2010, among the Company, each of the Company’s subsidiaries identified therein, Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.) and the lenders identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: October 15, 2010	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 10.1	Sixth Amendment to Credit Agreement, dated as of September 30, 2010, among the Company, each of the Company’s subsidiaries identified therein, Wells Fargo Capital Finance, Inc. (f/k/a Wells Fargo Foothill, Inc.) and the lenders identified therein.